EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 12, 2021 on the annual financial statements of Lowell Farms Inc. for the years ended December 31, 2020, December 31, 2019, and December 31, 2018, included in its Registration Statement on Form S-1 (No. 333-XXX) dated August 30, 2021.

Los Angeles, California
August 30, 2021